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                                                                     Exhibit 5.5


                       [LETTERHEAD OF QUARLES & BRADY LLP]


June 17, 2003

Sanmina-SCI Corporation
2700 North First Street
San Jose CA  95134

         Re: Sanmina-SCI Corporation -- Exchange of $750,000,000 of its Outstanding 10.375% Senior Secured Notes due January 15, 2010

Ladies and Gentlemen:

         We have acted as special Wisconsin counsel to Manu-tronics, Inc., a Wisconsin corporation (the "Subsidiary Guarantor"; the Subsidiary Guarantor is sometimes referred to collectively with Sanmina-SCI Corporation, a Delaware corporation (the "Company") as the "Registrants"), in connection with the filing by the Registrants with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Registration Statement, the Company is registering under the Securities Act an aggregate of up to $750,000,000 in principal amount of its 10.375% Senior Secured Notes due January 15, 2010 (the "Exchange Notes") to be issued in exchange (the "Exchange Offer") for a like principal amount of the Company's outstanding 10.375% Senior Secured Notes due January 15, 2010 (the "Outstanding Notes") upon the terms set forth in the Registration Statement and the letter of transmittal filed as an exhibit thereto. The Outstanding Notes are guaranteed by certain subsidiary guarantors of the Company (each, an "Outstanding Guarantee" and collectively, the "Outstanding Guarantees"). The Registration Statement also covers the issuance of the guarantee of the Exchange Notes (the "Guarantee") by the Subsidiary Guarantor and the guarantee of the Exchange Notes by the other subsidiary guarantors of the Company. The Outstanding Notes and Outstanding Guarantees were issued pursuant to an Indenture, dated as of December 23, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and U.S. Bank National Association (as successor to State Street Bank and Trust Company of California, N.A.), as trustee.

         In connection with this opinion, we have examined copies of the Registration Statement, in the form filed with the Commission, the Indenture, specimens of the certificates representing the Exchange Notes, included as exhibits to the Indenture, a certificate dated June 16, 2003 of the Wisconsin Department of Financial Institutions (the "Wisconsin Certificate") and such other documents and have made such other inquiries and investigations of law as we have deemed necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuiness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certificates of officers of the Subsidiary Guarantor and have not sought independently to verify such matters.
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         Our opinions are expressed only with respect to the internal laws of the State of Wisconsin. We are not rendering any opinion as to compliance with any federal or state law, rules or regulation relating to securities, or to the sale or issuance thereof. The opinions expressed herein are based on the laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. The opinion set forth in paragraph 1 is based solely upon the Wisconsin Certificate.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         1. The Subsidiary Guarantor is a corporation validly existing and in active status under the laws of the State of Wisconsin (meaning that it has filed its most recent required annual report and has not filed articles of dissolution).

         2. The Subsidiary Guarantor has the requisite corporate power to execute, deliver and perform its obligations under the Guarantee.

         3. The Guarantee has been duly authorized by the Subsidiary Guarantor.

         4. The Indenture has been duly authorized, executed and delivered by the Subsidiary Guarantor.

         We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Further, we consent to the reliance by Wilson Sonsini Goodrich & Rosati on this letter in connection with their opinions regarding the enforceability of the Guarantee against the Subsidiary Guarantor.

                                                      Very truly yours,

                                                      /s/ Quarles & Brady LLP

                                                      QUARLES & BRADY LLP